Exhibit 99.1

Date: June 24, 2016

Cleantech Solutions International, Inc.

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

Re: Stock Purchase Agreement

Ladies and Gentlemen:

The undersigned (the “Purchaser”) hereby agrees to purchase the number of Shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Cleantech Solutions International, Inc., a Nevada corporation (the “Company”), as are set forth on the signature page of this Agreement, at a purchase price per share (the “Purchase Price Per Share”) of US$1.10. The total purchase price (the “Purchase Price”) for the Shares being purchased by the Purchaser is set forth on the signature page of this Agreement.

1.   The Purchaser shall pay the Purchase Price no later than twenty-four (24) hours after the execution of this Agreement by the Company and the Purchaser by wire transfer to the Company in accordance with wire transfer instructions provided by the Company. The Purchase Price will be sent by wire transfer to the Company in the full amount of the Purchase Price. The wire instructions are set forth in Appendix I. Prior to the end of the second business day after confirmation by the Company’s bank that it has received the full amount of the Purchase Price, the Company will instruct its transfer agent (the “Delivery Instructions”) to issue the Shares to the Purchaser, provided that the Purchaser shall have given the Company the necessary delivery instructions. The Delivery Instructions will instruct the transfer agent to issue the Shares via DWAC in accordance with instructions provided by the Purchaser. The Company agrees that it shall pay liquidated damages equal to the lesser of (a) One Thousand Dollars ($1,000.00) or (b) 0.1% of the Purchase Price for each day that the Company fails to instruct its transfer agent to issue the Shares in accordance with the Delivery Instructions as provided in this Section 1. The liquidated damages shall be payable in cash payment or in shares of Common Stock, valued at the per share price set forth in the introductory paragraph of this Agreement, as the Company shall elect; provided, however, that the Company shall not issue any shares of Common Stock in payment of its liquidated damages obligation if the issuance of such shares of Common Stock would cause the total number of shares of Common Stock issued in the Financing (including shares issued in satisfaction of the liquidated damages obligation) to equal 20% or more of the outstanding Common Stock prior to the Financing. As used in this Section 1, the term “business day” shall mean a day other than (i) a Saturday or Sunday in New York or the People’s Republic of China (the “PRC”), (ii) a legal holiday in New York, the PRC or the city in which Company’s transfer agent is located, or (iii) any other day on which banks in the New York City or the PRC are authorized or required to be closed for all or part of a normal business day.

2.   The Company represents and warrants to the Purchaser that:

(a)  The issuance of the Shares has been duly authorized and, when issued pursuant to this Agreement upon payment of the Purchase Price, the Shares will be validly issued, fully paid and non-assessable.

(b)  The Shares have been registered pursuant to the Securities Act of 1933, as amended, on a registration statement on Form S-3, File No. 333-188142, which was declared effective by the Securities and Exchange Commission (the “Commission”) on June 13, 2013, and supplement no. 4, which is to be filed with the Commission on or about June 27, 2016, which registration statement, as so supplemented is referred to as the “Registration Statement.” The Shares may be legally issued upon payment of the Purchase Price as set forth in the Registration Statement.

(c)  The Company has filed all reports required to be filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, during the past three years. The Company has no knowledge of any issue, restriction, or matter that would prohibit Company from selling the Shares to the Purchaser. In making these representations, the Company is relying upon the accuracy of the Purchaser’s representation and warranties set forth in Section 3 of this Agreement.

3.   The Purchaser hereby represents, warrants, covenants and agrees as follows:

(a)  The Purchaser understands that the offer and sale of the Shares is being made only by means of this Agreement and the Registration Statement. The Purchaser understands that the Company has not authorized the use of, and the Purchaser confirms that he is not relying upon, any other information, written or oral, other than material contained in this Agreement, the Registration Statement and in material that has been publicly filed by the Company with the Commission. The Purchaser is aware that the purchase of the Shares involves a high degree of risk and that the Purchaser may sustain, and has the financial ability to sustain, the loss of his entire investment, understands that no assurance can be given that the Company will be profitable in the future, that the Company is likely to need additional financing and that the failure of the Company to raise additional funds when required may have a material adverse effect upon its business. Furthermore, in subscribing for the Shares, the Purchaser acknowledges that he is not relying upon any projections or any statements of any kind relating to future revenue, earnings, operations or cash flows in purchasing the Shares.

(b)  The Purchaser represents and warrants that no broker or finder was involved directly or indirectly in connection with the Purchaser’s purchase of the Shares pursuant to this Agreement. The Purchaser shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Purchaser’s warranty contained in this Paragraph 3(b).

(c)  The Purchaser acknowledges that there is no minimum number of shares of Common Stock which the Company is selling, and understands that it is possible that no shares of Common Stock will be sold in the Financing other than shares of Common Stock that have been previously sold by the Company and the Shares being purchased by the Purchaser.

(d)  The Purchaser acknowledges that the market price for the Common Stock has recently been less than $1.00 per share and that, pursuant to Nasdaq Rule 5550(a)(2), the Company must maintain a minimum bid price of $1.00 per share in order for the Common Stock to maintain its listing on the Nasdaq Capital Market. Accordingly, the Purchaser recognizes that if the bid price of the Common Stock falls and remains below $1.00 per share, Nasdaq may give the Company notice that the Company is not in compliance with the minimum bid price requirement, in which event it may be necessary for the Company to take action, such as a reverse split, in order to maintain a minimum bid price of at least $1.00. The failure of the Company to maintain its Nasdaq listing or any action that the Company may take in order that the minimum bid price be at least $1.00 per share may have a material adverse effect upon the market price of, and the market for, the Common Stock.

(e)  The funds used to pay the Purchase Price were not and are not directly or indirectly derived from activities that contravene (i) United States federal, state, or international laws and regulations, including anti-money laundering laws and regulations or (ii) anti-money laundering and similar laws and regulations of the PRC, or (iii) if the Purchaser is a citizen or resident of a country other than the United States or the PRC, the anti-money laundering and similar laws of such country. United States federal regulations and Executive Orders administered by Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(f)  To the best of Purchaser’s knowledge, none of: (i) Purchaser; (ii) any person controlling or controlled by Purchaser; (iii) any person having a beneficial interest in the Purchaser; or (iv) any person for whom Purchaser is acting as agent or nominee in connection with the purchase of the Shares:

(i)      is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations; or

(ii)     is a senior foreign political figure1, or any immediate family2 member or close associate3 of a senior foreign political figure, as such terms are defined in the footnotes below.

(g)  The Purchaser is not affiliated with a non-U.S. banking corporation.

(h)  The Purchaser’s address set forth on the signature page is the Purchaser’s true and correct address.

(i)  The Purchaser understands that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties and agreements of the Purchaser set forth herein and the Purchaser acknowledges that he is not relying on any representation or warranty by the Company except as expressly set forth in this Agreement.

1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 The “immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

4.           (a)  This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

(b)  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed. Notices shall be deemed to have been received on the date of delivery or attempted personal delivery if sent by registered or certified mail, by messenger or by an overnight courier services which provides evidence of delivery or attempted delivery, of if sent by telecopier or e-mail, upon the date of receipt provided that receipt is acknowledge by the recipient. Notices shall be sent to the Purchaser at his address set forth on the signature page of this Agreement and to the Company at the address set forth at the beginning of this Agreement to the attention of the person who executed this Agreement on behalf of the Company, with a copy of any notice to the Company to be sent to Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105-0302, Attention Asher S. Levitsky P.C., telecopier: (212) 895-7182, e-mail: alevitsky@egsllp.com. Any party may, by like notice, change the address, person, telecopier number or e-mail to which notice shall be sent.

(c)  This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the County of New York in the State of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Section 4(b) of this Agreement (other than by telecopier or e-mail), or (y) by any other method of service permitted by law.

(d)  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(e)  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

5.   The representations, warranties and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Shares.

6.   Prior to the Company releasing any press release that includes the Purchaser’s name, the Company shall submit the language for the proposed press release to Purchaser for prior written approval no later than eight (8) hours prior to the press release.

[Signatures on following page]

Please confirm your agreement with the foregoing by signing this Agreement where indicated.

Very truly yours,
Number of Shares Subscribed for: ____________

Total Purchase Price: $ __________	[Name of Purchaser]

By:
Name:
Title:

Address: _________________________________________

Telecopier Number: ______________________

e-mail:

Official ID No.:

[Please attach a copy of the official ID with picture]

Accepted this      th day of June, 2016

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

By:

Name:

Title:

e-mail: ryanhua@cleantechsolutionsinternational.com

Appendix I

Wire Transfer Instructions

[Wire instructions provided to Purchaser]

 A-6